SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 13, 2018 (April 10, 2018)

(Exact Name of Registrant as Specified in Charter)

Delaware	333-29295	30-0957912
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

6401 E. Thomas Road, #106
Scottsdale, Arizona 85251
 (Address of principal executive offices)

480-947-0001
(Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

AMMO, INC.
Form 8-K
Current Report

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements Of Certain Officers

(a)   On April 5, 2018, the Board of Directors unanimously voted to appoint Harry S. Markley as a member of our Board of Directors.   On April 10, 2018, Mr. Markley accepted the Board position.  It has not yet been determined on which board committees Mr. Markley will serve.  Mr. Markley will be eligible to receive compensation for his service on the Board of Directors in accordance with the board compensation policies in effect from time to time.  Mr. Markley also will be entitled to indemnification as a director to the fullest extent permitted by law.  There are no other arrangements or understandings pursuant to which Mr. Markely was selected as a director, and there are no related party transactions between us and Mr. Markley reportable under Item 404(a) of Regulation S-K.
(b)   On April 10, 2018, James C. Czirr resigned as a member of our Board of Directors.

SIGNATURE

  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 13, 2018	AMMO, INC.

By: /s/ Fred W. Wagenhals
Fred W. Wagenhals Chief Executive Officer